UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2022

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

6500 River Place Boulevard

Building 7, Suite 250

Austin, TX 78730

(Address of principal executive offices)

(650) 378-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement

On April 13, 2022, Sonim Technologies, Inc., a Delaware corporation (“Sonim” or the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with AJP Holding Company, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which Purchaser has agreed to purchase from Sonim an aggregate of 20,833,333 shares of Sonim’s common stock for a purchase price of $17,500,000 (the “Purchased Shares”). Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms in the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the terms and conditions set forth in the Subscription Agreement, the Purchased Shares will be issued in two tranches: (i) 14,880,952 shares of Sonim’s common stock (the “Initial Shares”) will be issued in consideration for an aggregate purchase price of $12,500,000 (“First Closing”), of which 952,381 shares may be issued to a person or entity designated by the Purchaser and (ii) subject to the occurrence of the First Closing, on August 1, 2022 (except that if the First Closing has not occurred by August 1, 2022, the Second Closing will take place no later than the fifth Business Day following the First Closing Date), 5,952,381 shares of Sonim’s common stock will be issued in consideration for an aggregate purchase price of $5,000,000 (“Second Closing”).

Pursuant to the Subscription Agreement, Mr. Peter Liu, who has served as Sonim’s Executive VP for Global Operations and Engineering since September 2010, has been appointed Chief Executive Officer of Sonim. Following the execution of the Subscription Agreement but prior to the First Closing, subject to compliance with applicable law and the fiduciary duties of the Board of Directors of the Company, the Company must in good faith commence the enhancement and optimization of the Company’s business pursuant to the strategy developed by Mr. Liu.

Concurrent with the First Closing, all members of the Board of Directors, other than the Continuing Directors will resign or be terminated from the Board of Directors and the Purchaser shall be entitled to designate such number of directors on the Board of Directors as will give the Purchaser, subject to compliance with applicable Laws, representation on the Board of Directors equal to that number of directors, rounded down to the next whole number, which is the product of (i) the total number of directors on the Board of Directors (after giving effect to the directors elected pursuant to this sentence, and after giving effect to any resignations from the Board of Directors prior to or concurrent with the First Closing) multiplied by (ii) the percentage that (A) such number of Initial Shares bears to (B) the total number of shares of Common Stock outstanding as of the First Closing (after giving effect to the issuance of the Initial Shares).

Completion of the First Closing is subject to the satisfaction of several conditions, including: (i) approval of the Subscription Agreement by the requisite vote of Sonim’s stockholders; (ii) resignation of all members of the Board of Directors, other than the Continuing Directors; and (iii) certain other customary conditions.

Sonim and Purchaser have made customary representations, warranties, and covenants in the Subscription Agreement, including: in the case of Sonim (i) to file a proxy statement (“Proxy Statement”) in preliminary form with the U.S. Securities and Exchange Commission (the “SEC”) not later than 40 days from entering into the Subscription Agreement; (ii) cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the clearance of the Proxy Statement for the purpose of voting on, among other things, the adoption of the Subscription Agreement; and (iii) to use commercially reasonable efforts to provide the Purchaser with all cooperation reasonably requested by the Purchaser to assist and cooperate with the purchaser in connection with the Integration Plans. Sonim has agreed to conduct its business in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the earlier of the First Closing or the termination of the Subscription Agreement pursuant to its terms.

In addition, Sonim has agreed not to: (i) solicit, initiate or knowingly facilitate or encourage the submission of any inquiry, proposal, or offer which constitutes, or would reasonably be expected to result in any alternative proposal for the acquisition of Sonim; (ii) enter into, continue or participate in any discussions or negotiations with third parties regarding, or furnish any non-public information to third parties in connection with any alternative proposal for the acquisition of Sonim; (iii) approve, recommend, publicly declare advisable, or enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement, joint venture agreement or other similar agreement relating to any alternative proposal for the acquisition of Sonim; or (iv) agree to or propose publicly to do any of the foregoing. However, subject to the satisfaction of certain conditions, Sonim and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Subscription Agreement, include, prior to adoption of the Subscription Agreement by the requisite vote of Sonim’s stockholders, changing the board of directors’ recommendation following receipt of an acquisition proposal, if the board of directors of Sonim has determined in good faith after consultation with its outside legal counsel and financial advisors that failure to do so would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law. In addition, the board of directors of Sonim is permitted to change its recommendation, for reasons not related to the receipt of an acquisition proposal, if an intervening event occurs and the board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would reasonably be expected result in a breach of the directors’ fiduciary duties under applicable law.

The Subscription Agreement contains certain termination rights for each of Sonim and Purchaser and further provides that, upon termination of the Subscription Agreement, under specified circumstances, Sonim may be required to pay Purchaser a termination fee of $750,000 and/or reimbursement of expenses incurred in connection with the Subscription Agreement of up to $350,000.

The Subscription Agreement has been adopted by the board of directors of Sonim and the sole manager of Purchaser, and the board of directors of Sonim has recommended that stockholders of Sonim adopt the Subscription Agreement.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Subscription Agreement has been incorporated herein by reference to provide information regarding the terms of the Subscription Agreement and is not intended to modify or supplement any factual disclosures about Sonim or Purchaser in any public reports filed with the SEC by Sonim. In particular, the assertions embodied in the representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of the Subscription Agreement, were solely for the benefit of the parties to the Subscription Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosures provided by Sonim to Purchaser in connection with the signing of the Subscription Agreement. These disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Subscription Agreement. Moreover, the representations and warranties in the Subscription Agreement were used for the purpose of allocating risk between Sonim and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Subscription Agreement may not constitute the actual state of facts with respect to Sonim or Purchaser. The representations and warranties set forth in the Subscription Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Subscription Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Subscription Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Insider Voting Agreement

In connection with the Subscription Agreement, the members of the Board of Directors of the Company and Robert Tirva, the President, Chief Financial Officer and Chief Operating Officer of the Company, each as stockholders of the Company, entered into a Voting and Support Agreement, dated April 13, 2022, with the Company and Purchaser whereby such stockholders agreed, among other things, to vote the shares of common stock of the Company owned and/or controlled by such stockholder in favor of the adoption of the Subscription Agreement and the transactions contemplated thereby, as well as such other matters set forth in the Voting and Support Agreements. Each Voting and Support Agreement also contains a restriction on the transfer of shares of common stock of the Company, subject to limited exceptions. Each Voting and Support Agreement terminates upon the earliest of (i) the First Closing, (ii) the termination of the Subscription Agreement, (iii) the date on which the Board of Directors of the Company changes its recommendation that the Company’s stockholders adopt the Subscription Agreement and (iv) the mutual written consent of Purchaser and such stockholder.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Purchaser Voting Agreement

As a condition to the First Closing, the Purchaser is required to enter into a Support Agreement with the Company whereby Purchaser agreed, among other things, to vote the shares of common stock of the Company owned by Purchaser in favor of the election of the Continuing Directors (as defined in the Subscription Agreement), as well as such other matters set forth in the Support Agreement. The Support Agreement also requires, as a condition to Purchaser transferring any shares of common stock of the Company owned by Purchaser, that the acquirer of such shares of common stock agree to be bound by the terms of the Support Agreement The Support Agreement terminates upon the Director End Time (as defined in the Subscription Agreement).

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

At or prior to the First Closing, the Company is required to enter into a Registration Rights Agreement with Purchaser. Pursuant to the Registration Rights Agreement, the Company is required (among other things), within 30 days of the Second Closing, to file with the SEC a registration statement to register the resale of all registrable securities held by Purchaser or any person that receives Registrable Securities (as that term is defined in the Registration Rights Agreement) (each a “Holder”). The Company’s obligation to register the Registrable Securities for sale under the Securities Act of 1933 terminates upon the first to occur of (i) the date that is five years from the effective date of the shelf registration statement filed by the Company pursuant to the Registration Rights Agreement, (ii) the date on which all Holders can sell shares of common stock of the Company under Rule 144 without volume restrictions and (iii) the date on which no registrable securities are held by any Holder.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in more detail in Item 1.01 above, on April 13, 2022, the Company entered into a Subscription Agreement with Purchaser to sell an aggregate of 20,833,333 shares of Sonim’s common stock. The Company will receive $17,500,000 in gross proceeds from the sale of the shares of Sonim’s common stock.

Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer and sale of the securities described above were made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) under the Act, and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to this sale of equity securities, and the investors provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the share certificates that have been or will be issued.

Additional information regarding these transactions is incorporated in this Item 3.02 by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

As described in Item 1.01 above, on April 13, 2022, the board of directors of Sonim appointed Peter Liu as Chief Executive Officer of the Company and the Compensation Committee approved that certain letter agreement, dated April 13, 2022, between Mr. Liu and the Company amending Mr. Liu’s offer letter to reflect such appointment amending Mr. Liu’s offer letter to reflect such appointment (the “Liu Amendment”). Mr. Liu will be the Company’s principal executive officer for purposes of the Company’s filings with the Securities and Exchange Commission. Mr. Liu, 54, has served as Executive VP for Global Operations for Sonim since September 2010. From 2007 to 2010, Mr. Liu served as Global Quality Director for LOM/Perlos, an international VI supplier of mobile phones. From 2005 to 2007, Mr. Liu was the Head of Quality for the Strategic Growth Engine business at Motorola Solutions, Inc., a multinational telecommunications company. Mr. Liu received a M.B.A. from Lawrence Technological University and a Bachelor’s in Engineering from Tianjin University. Mr. Liu does not have any family relationships with any of the Company’s directors or executive officers.

Mr. Liu and the Company entered into an Offer Letter, dated July 31, 2013, as amended by a letter agreement between Mr. Liu and the Company dated February 1, 2016 and as further amended by the Liu Amendment (the “Offer Letter”). The Offer Letter provides that Mr. Liu is the Chief Executive Officer of the Company, except that if the Subscription Agreement is terminated prior to the First Closing, Mr. Liu’s title will change back to Executive VP for Global Operations (a “Title Change”). The Offer Letter provides Mr. Liu with an initial annual base salary of $253,000. Mr. Liu’s current annual base salary is $265,650. Mr. Lui is eligible for an annual bonus, with his current target bonus opportunity being 50% of his base salary. Mr. Liu is also eligible to participate in the employee benefit plans generally available to the Company’s employees.

The Offer Letter also provides that if Mr. Liu’s employment with the Company is terminated by the Company without cause or by Mr. Liu for good reason, in any such case prior to a change in control or more than 13 months after a change in control, or due to Mr. Liu’s death or permanent disability, Mr. Liu will receive six months of continued base salary. If Mr. Liu’s employment with the Company is terminated by the Company without cause, or if he terminates his employment with the Company for good reason, in either case at any time within 13 months after a change in control, Mr. Liu will receive six months of continued base salary and accelerated vesting of any then-outstanding options or stock awards granted by the Company to him that would have vested had Mr. Liu remained employed for two years following the date of such termination. The severance benefits described above would, if triggered, be conditioned on Mr. Liu providing the Company with a release of claims in a form acceptable to the Company. For these purposes, “cause,” “good reason,” and “change in control” are defined in the Offer Letter.

If the Subscription Agreement is terminated prior to the First Closing and the Title Change occurs, Mr. Liu will not be entitled to any of the severance obligations described above as a result of the Title Change.

(e)

Reference is made to the description of Mr. Liu’s Offer Letter, including the Liu Amendment, which is incorporated herein by reference.

On April 13, 2022, the Compensation Committee of the Board of Directors of the Company approved a letter agreement with Robert Tirva, the Company’s President, Chief Financial Officer and Chief Operating Officer. The agreement provides that Mr. Tirva’s employment with the Company will terminate on, and subject to, the First Closing and that upon such termination, Mr. Tirva would be entitled to receive the following severance benefits: cash severance of $1,000,000 (payable in installments over 20 months), accelerated vesting of his then-outstanding and unvested equity-based awards granted by the Company, and, subject to his providing consulting services to the Company for three months after his termination date, reimbursement for his COBRA health insurance premiums for up to 18 months following his termination. Mr. Tirva’s right to receive these benefits is conditioned on his providing the Company with a release of claims in a form acceptable to the Company.

Item 7.01. Other Events

On April 14, 2022, Sonim issued a press release announcing the entry into the Subscription Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Subscription Agreement, dated as of April 13, 2022, by and between Sonim Technologies, Inc. and AJP Holding Company, LLC

10.2	Form of Voting and Support Agreement

10.3	Form of Support Agreement

10.4	Form of Registration Rights Agreement

99.1	Press Release issued April 14, 2022

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Subscription Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sonim hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Sonim and Purchaser. Sonim intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed transaction. The definitive proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF SONIM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONIM AND THE PROPOSED TRANSACTION. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Sonim with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Sonim by contacting Sonim’s Investor Relations Department by telephone at (214) 597-8200, by mail to Sonim Technologies Inc., Attention: Investor Relations, 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730, or by going to Sonim’s Investor Relations page on its corporate website at http://ir.sonimtech.com/.

Participants in Solicitation

Sonim, its directors, and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Sonim’s stockholders in respect of the subscription. Information concerning the ownership of Sonim’s securities by Sonim’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Sonim’s directors and executive officers is also available in Sonim’s proxy statement for its 2021 annual meeting of stockholders filed with the SEC on September 23, 2021, and is supplemented by other public filings made, and to be made, with the SEC by Sonim. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Sonim intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This filing communication contains forward-looking statements that involve risks and uncertainties concerning Purchaser’s proposed subscription into Sonim. The potential risks and uncertainties include, among others, the possibility that Sonim may be unable to obtain the required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the subscription agreement. In addition, please refer to the documents that Sonim files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Sonim identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication nor, in the case of any document incorporated by reference, the date of that document. Sonim is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: April 14, 2022	By: /s/ Robert Tirva
Name: Robert Tirva
Title: President, Chief Financial Officer and Chief Operating Officer